Exhibit 10.3
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 4, 2006, but shall be effective for all purposes as of the Effective Date (defined below) among Powell Industries, Inc., a Delaware corporation (“Parent”), Switchgear & Instrumentation Ltd., an entity organized under the laws of England and Wales (formerly known as Inhoco 3210 Limited, "Inhoco”), Switchgear & Instrumentation Properties Limited, an entity organized under the laws of England and Wales (“SI Properties” and together with Inhoco, “UK Borrower”), Bank of America, N.A., a national banking association, as Agent, Swing Line Lender and L/C Issuer under the Credit Agreement (in such capacity as administrative agent, together with its successors in such capacity, "Agent”), and each lender from time to time party to the Credit Agreement (collectively, “Lenders” and individually, a “Lender”). Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below).
RECITALS
     A. Parent, Inhoco, and SI Properties, as borrowers (each a “Borrower” and collectively "Borrowers”), Agent and Lenders entered into that certain Credit Agreement dated as of June 29, 2005 (as amended by the First Amendment to Credit Agreement dated November 7, 2005, as amended by the Second Amendment to Credit Agreement dated January 11, 2006, and as amended, restated or supplemented the “Credit Agreement”).
     B. Parent proposes to acquire the business and selected assets of General Electric Company’s American National Standard Institute compliant medium voltage switchgear and circuit breaker business from General Electric Company’s consumer and industrial business unit (the “GE Acquisition”).
     C. Borrowers, Agent and Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions of this Amendment.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:
     1. Amendment to Credit Agreement. The Credit Agreement is amended as set forth below as of the Effective Date:
     (a) The definitions of Applicable Rate, Debt Service, Designated Sublimit, Letter of Credit Sublimit, and Termination Date in Section 1.01 of the Credit Agreement are deleted in their entirety and are replaced with the following:
"Applicable Rate means, except as specified below, the following percentages per annum, based upon the Consolidated Leverage Ratio as set out in the most recent Compliance Certificate received by Agent pursuant to Section 6.02(b):

Pricing	Consolidated	Eurocurrency		Letter of	Commitment
Level	Leverage Ratio	Rate +	Base Rate -	Credit Fee	Fee
1	<1.25:1.00	1.00%	1.00%	1.00%	0.20%
2	≥1.25:1.00 but <1.75:1.00	1.25%	0.75%	1.25%	0.20%
3	≥1.75:1.00 but <2.25:1.00	1.50%	0.50%	1.50%	0.20%
4	≥2.25:1.00 but <2.75:1.00	1.75%	0.25%	1.75%	0.25%
5	≥2.75:1.00	2.00%	0.00%	2.00%	0.375%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that, if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after a Compliance Certificate establishing a lower applicable Pricing Level is delivered pursuant to Section 6.02(b). Notwithstanding the foregoing (a) the Letter of Credit fee from the date that the Compliance Certificate for the period ended April 30, 2006, was delivered through the fiscal quarter ending December 31, 2007 shall be determined based on Pricing Level 1, and (b) the Applicable Rate in effect on or prior to the date that the Compliance Certificate for the period ended December 31, 2007, is delivered pursuant to Section 6.02(b), shall not exceed Pricing Level 4 at any time.
Debt Service means, when determined, the sum of the following, without duplication (a) the principal amount of all Consolidated Funded Indebtedness having a maturity longer than one year (other than the Term Principal Debt and Revolving Principal Debt) and paid during the most recently completed four fiscal quarters period, plus (b) Consolidated Interest Charges paid during the most recently completed four fiscal quarters period, plus (c) payments made on the Term Principal Debt pursuant to Section 2.07(a) for the most recently completed four fiscal quarters period.
Designated Sublimit means (a) with respect to Parent, $42,000,000, and (b) with respect to UK Borrower, £4,000,000.
Letter of Credit Sublimit means (a) with respect to Parent, $42,000,000, and (b) with respect to UK Borrower, £4,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Committed Amount.
Termination Date means the earlier of (a) December 31, 2010, or (b) the effective date that the Lenders’ commitments to make Revolving Loans and purchase participations in L/C’s and Swing Line Loans are otherwise cancelled or terminated in accordance with Section 8 of this Agreement, or otherwise.”

     (b) Section 7.11 of the Credit Agreement is deleted in its entirety and replaced with the following:
"7.11 Financial Covenants.
     (a) Intentionally Omitted.
     (b) Minimum EBITDA. Permit Consolidated EBITDA for each fiscal quarter period commencing with the quarter ending September 30, 2006, through and including September 30, 2007, to be less than the corresponding amount set out below:

Minimum Consolidated
Period	EBITDA
quarter ending September 30, 2006	$2,350,000
quarter ending December 31, 2006	$3,500,000
quarter ending March 31, 2007	$3,500,000
quarter ending June 30, 2007	$3,500,000
quarter ending September 30, 2007	$3,500,000
     (c) Minimum Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the end of each fiscal quarter, commencing with the quarter ending September 30, 2006, to be less than the sum of (i) $140,000,000 plus (ii) an amount equal to 50% of the Consolidated Net Income for each fiscal quarter, commencing with the fiscal quarter ending September 30, 2006, and for each fiscal quarter thereafter (with no deduction for a net loss in any fiscal quarter), plus (iii) an amount equal to 100% of the aggregate increases in Shareholders’ Equity of Parent and its Subsidiaries after the date hereof by reason of the issuance and sale of any Equity Interests of Parent or any Subsidiary (other than issuances to Parent or a wholly-owned Subsidiary), including upon any conversion of debt securities of Parent into such capital stock or other equity interests.
     (d) Minimum Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio at any time, to be less than the ratio set out below for the applicable fiscal quarter:

Minimum Consolidated Fixed
Period Ending	Charge Coverage Ratio
December 31, 2007 and thereafter	1.25:1.00
     (e) Maximum Leverage Ratio. Permit the Consolidated Leverage Ratio at any time to be greater than the ratio set out below for the applicable fiscal quarter:

Maximum Consolidated
Period Ending	Leverage Ratio
on or after December 31, 2007, and on or prior to December 31, 2008	3.00:1.00
on March 31, 2009 and thereafter	2.75:1.00
     (f) Capital Expenditures. Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for Parent and it Subsidiaries, for the fiscal years ended September 30, 2006 and September 30, 2007, the amount set forth opposite such fiscal year:

Maximum Capital
Period Ending	Expenditures
September 30, 2006	$8,000,000
September 30, 2007	$13,000,000”
     2. Schedule. The existing Schedule 2.01 to the Credit Agreement is deleted in its entirety and replaced with Schedule 2.01 attached to this Amendment.
     3. Consent and Waiver. Borrower has requested that Agent and Lenders consent to the consummation of the GE Acquisition as set forth in the Purchase Agreement (defined below). Subject to satisfaction of the conditions set forth in Section 4 of this Amendment, Agent and Lenders hereby (a) consents to the GE Acquisition, (b) waives any violation of, or noncompliance with Section 7.02(h)of the Credit Agreement as a result of the GE Acquisition, and (c) agrees not to exercise any of the rights or remedies available to it under the Loan Documents solely as a result of the violation or noncompliance described in preceding clause (b). This consent and waiver (x) is limited to the extent specifically set out in this Amendment, and (y) except as set out in the preceding sentence, Borrower hereby agrees such consent and waiver does not constitute a waiver of any present or future violation of or noncompliance with any provision of any Loan Document or a waiver of Agent or Lenders’ right to insist upon strict compliance with each term, covenant, condition, and provision of the Loan Documents.
     4. Conditions. This Amendment shall be effective (the “Effective Date”) once each of the following have been delivered to Agent and Lenders (provided that, if the GE Acquisition is not closed on or before August 31, 2006, this Amendment shall be of no force and effect and no arrangement fee shall be due to Agent in connection with this Amendment):
     (a) this Amendment executed by Borrowers, Agent and Lenders;
     (b) Guarantors’ Consent and Agreement executed by the Guarantors;
     (c) replacement Revolving Note executed by Borrowers and made payable to Bank of America, N.A. in the original principal amount of $42,000,000;

     (d) Agent’s satisfactory completion of due diligence with respect to the Borrowers, Guarantors, and the GE Acquisition, including but not limited to Agent’s review of (i) the Borrowers and Guarantors’ financial performance and forecasts, (ii) the quality and quantity of assets being acquired in the GE Acquisition, (iii) the collateral securing the Credit Agreement, (iv) the definitive Asset Purchase Agreement between Parent and General Electric Company with respect to the GE Acquisition (the “Purchase Agreement”) and any other ancillary documents executed in connection with the Purchase Agreement, and (v) any other due diligence items deemed necessary by Agent;
     (e) no Material Adverse Effect shall have occurred since April 30, 2006;
     (f) all conditions precedent to the consummation of the GE Acquisition as specified in the Purchase Agreement shall have been obtained, satisfied or occurred, other than the payment of the purchase price by Parent;
     (g) payment of the arrangement fee specified in that certain fee letter dated July 25, 2006, between Parent and Agent;
     (h) Officer’s Certificate of Parent certifying as to incumbency of officers, specimen signatures, no changes to articles of incorporation and bylaws since the date of the certificate delivered in connection with the Credit Agreement, and resolutions adopted by the Board of Directors authorizing this Amendment;
     (i) Officer’s Certificate from each Guarantor certifying as to the incumbency of officers, specimen signatures, no changes to its constitutional documents since the date of the certificate delivered in connection with the Credit Agreement, and resolutions adopted by the Board of Directors authorizing this Amendment and the increased amount of its obligations under its respective Guaranty; and
     (j) such other documents as Agent or Lenders may reasonably request.
     5. Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite corporate action on the part of Borrower, (c) no other consent of any Person (other than Lenders) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (g) no Default or Event of Default has occurred and is continuing. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Agent or Lenders is required for Agent or Lenders to rely on the representations and warranties in this Amendment.
     6. Scope of Amendment; Reaffirmation; Release. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Borrowers hereby reaffirm their obligations under the Loan Documents to which each is a party and agree that all Loan Documents to which they are a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment). Borrowers hereby release Agent and Lenders from any liability for actions or omissions in connection with the Credit Agreement and the other Loan Documents prior to the date of this Amendment.
     7. Miscellaneous.
     (a) Release. Powell-Esco Company, formerly a Texas corporation, and Powell Industries China, Inc., formerly a Delaware corporation, are each released from their respective Guaranty in favor of Agent executed in connection with the Credit Agreement, and such Guaranties of Powell-Esco Company and Powell Industries China, Inc. are of no further force and effect.
     (b) No Waiver of Defaults. This Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Agent’s or Lenders’ right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.
     (c) Form. Each agreement, document, instrument or other writing to be furnished to Lenders under any provision of this Amendment must be in form and substance satisfactory to Agent and its counsel.
     (d) Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.
     (e) Costs, Expenses and Attorneys’ Fees. Borrowers agree to pay or reimburse Agent on demand for all of their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Agent’s counsel.
     (f) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.
     (g) Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Agent and Lenders. Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     (h) Governing Law. This Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.
     (i) Entirety. The Loan Documents (as amended hereby) Represent the Final Agreement Between Borrowers, Agent and Lenders and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties. There Are No Unwritten Oral Agreements among the Parties.
[Signatures appear on the following pages.]

     The Amendment is executed as of the date set out in the preamble to this Amendment.

BORROWERS:

POWELL INDUSTRIES, INC.

By:	/s/ Don R. Madison

Don R. Madison
Vice President, Secretary and Treasurer

SWITCHGEAR & INSTRUMENTATION LTD., formerly known as Inhoco 3210 Limited

By:	/s/ Don R. Madison

Don R. Madison
Director

SWITCHGEAR & INSTRUMENTATION PROPERTIES LIMITED

By:	/s/ Don R. Madison

Don R. Madison
Director
Signature Page to Third Amendment to Credit Agreement

BANK OF AMERICA, N.A., as Agent

By:	/s/ Daniel J. Lintner

Daniel J. Lintner
Senior Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Daniel J. Lintner

Daniel J. Lintner
Senior Vice President
Signature Page to Third Amendment to Credit Agreement

GUARANTORS’ CONSENT AND AGREEMENT TO THIRD AMENDMENT
     As an inducement to Agent and Lenders to execute, and in consideration of Agent’s and Lenders’ execution of, this Amendment, the undersigned hereby consents to this Amendment and agrees that this Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under the Guaranty executed by each of the undersigned in connection with the Credit Agreement, or under any Loan Documents, agreements, documents or instruments executed by the undersigned to create liens, security interests or charges to secure any of the Obligations (as defined in the Credit Agreement), all of which are in full force and effect. The undersigned further represents and warrants to Agent and Lenders that (a) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (b) it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (c) no Default or Event of Default has occurred and is continuing. Guarantors hereby release Agent and Lenders from any liability for actions or omissions in connection with the Loan Documents prior to the date of this Amendment. This Guarantors’ Consent and Agreement shall be binding upon each of the undersigned, and its permitted assigns, and shall inure to the benefit of Agent, Lenders, and its successors and assigns.

GUARANTORS:

TRANSDYN, INC.,		POWELL INDUSTRIES ASIA, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Don R. Madison	By:	/s/ Don R. Madison

	Don Madison Vice President, Secretary, and Treasurer		Don Madison Vice President, Secretary, and Treasurer

POWELL INDUSTRIES INTERNATIONAL, INC.,		POWELL ELECTRICAL SYSTEMS, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Don R. Madison	By:	/s/ Don R. Madison

	Don Madison Vice President, Secretary, and Treasurer		Don Madison Vice President, Secretary, and Treasurer
Guarantors’ Consent and Agreement to Third Amendment

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES
A. Term Facility for UK Borrower

		Applicable
Lender	Commitment	Percentage

Bank of America, N.A.	£6,000,000	100%

Total	£6,000,000	100%
B. Revolving Facility for UK Borrower

		Applicable
Lender	Commitment	Percentage

Bank of America, N.A.	£4,000,000	100%

Total	£4,000,000	100%
C. Revolving Facility for Parent

		Applicable
Lender	Commitment	Percentage

Bank of America, N.A.	$42,000,000	100%

Total	$42,000,000	100%
Schedule 2.01 to the Third Amendment